UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 30, 2006

                                POWERLINX, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                33-55254-26                    50-0006815
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)


             1700 66th St. North, Suite 300, St.Petersburg, FL 33710
             ------------------------------------------------- -----
                  (Address of principal executive offices) (Zip
                                      Code)

                                 (727) 866-7440
              (Registrant's telephone number, including area code)


                                   Copies to:
                               Darrin Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 7, 2006, PowerLinx, Inc. (the "Company") announced that the civil action initiated against the Company (the "Action") by Satius, Inc. ("Satius"), on August 17, 2005, in which Satius alleged various claims under a former license agreement (the "Agreement"), entered into on December 18, 2002, by and between Satius and the Company and subsequently terminated by Satius on July 10, 2004, has been dismissed in the Court of Common Pleas of Montgomery County, Pennsylvania. The Company cannot predict whether Satius will elect to pursue other actions.

The Action against the Company by Satius and the termination of the Agreement were previously reported by the Company in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 26, 2005 and October 26, 2004, respectively.


Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number
                                   Description
--------------      ------------------------------------------------------------
99.1                Press Release issued by PowerLinx, Inc. in which the Company commented regarding the dismissal of the Action.



                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 POWERLINX INC.


Dated: June 7, 2006

By: /s/ Mike Tomlinson
----------------------
Name: Mike Tomlinson
Title: Chief Executive Officer